To: The Topps Organization
From: Arthur and Scott
Re: Today's Announcement

Today is a significant day for all of us at Topps. This morning we announced an agreement under which Topps will again become a private company. This means, assuming the conditions to the transaction are satisfied, all the outstanding shares of Topps stock will be purchased at $9.75 per share by two successful and highly qualified investors - Michael Eisner's Tornante Company and Madison
Dearborn Partners. When the transaction is complete, Topps stock would cease trading on Nasdaq.

For those of you who are unfamiliar with Madison Dearborn Partners and Michael
Eisner's Tornante Company, they are both private companies that seek strategic investments. The Tornante Company makes investments in and incubates companies and opportunities in the media and entertainment space. It was founded by
Michael Eisner, the former Chairman and CEO of The Walt Disney Company. In the ensuing 21 years since Mr. Eisner assumed the position of Chairman and Chief
Executive Officer of Walt Disney in 1984, he transformed the company from a film and theme park company with $2.8 billion in enterprise value into a global media empire now valued at $80.9 billion.

Madison Dearborn Partners, based in Chicago, is one of the most experienced and successful private equity investment firms in the United States. Madison
Dearborn Partners has more than $14 billion of equity capital under management and invests across a broad spectrum of industries.

As we said in the press release, after careful and thorough consideration, our board of directors determined that this transaction is in the best interests of
Topps stockholders at this time. We look forward to working with an experienced group of investors who understand the creative aspects of our business and are committed to our continued growth. Tornante and Madison Dearborn recognize that
Topps is a wonderful company with a powerful brand portfolio and a rich history and that our employees and management are the best in the business. They look forward to working with all of us to grow the company in new and exciting ways.

Each and every one of you should be proud of Topps' accomplishments. Over the past few years, we have made dramatic changes in our business and taken numerous actions to implement our strategic plan. We are confident that under new ownership, the company will be more stable, our employees will enjoy new opportunities and Topps will continue to grow and become a stronger organization.

In the coming weeks, the company will file a preliminary proxy statement with the Securities and Exchange Commission. We encourage you to read the proxy statement once it is made public. When the SEC's review is complete, our stockholders will be asked to vote their approval of the transaction. We anticipate completion of the transaction in the calendar third quarter.

Both partners recognize our strong team of talented employees as one of Topps'
many assets. They look forward to working with the existing employees. We will do our best to keep you informed as we move through the process. As always, we will rely on you to stay focused on your day-to-day jobs and to deliver high-quality, innovative products that consumers around the world enjoy.

It is very important for Topps to speak with one voice, so please direct all media inquiries to Dale Walton, who will direct the message onward.

Thank you for all you do every day.

Arthur and Scott

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, The Topps Company, Inc. will file a proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE
PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT Topps AND THE PROPOSED
MERGER. Investors will be able to obtain free copies of the proxy statement or white proxy card (when available) as well as other filed documents containing information about Topps at http://www.sec.gov, the SEC's Web site. Free copies of Topps' SEC filings are also available on Topps' Web site at www.topps.com or by contacting the company's proxy solicitor, Mackenzie Partners, Inc. at
topps@mackenziepartners.com.

PARTICIPANTS IN THE SOLICITATION

Topps and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Topps stockholders with respect to the proposed merger. Information regarding the officers and directors of Topps is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on August 25, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although
Topps believes the expectations contained in such forward- looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in Topps' Securities and Exchange Commission filings.